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                                                                   EXHIBIT 23(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-48983) for certain modified guaranteed annuity contracts issued by ML Life Insurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          SUTHERLAND ASBILL & BRENNAN LLP

                                          By: /s/ KIMBERLY J. SMITH
                                            ------------------------------------
                                              Kimberly J. Smith

Washington, D.C.
April 5, 2000